FOR IMMEDIATE RELEASE	CONTACT: Chris Allen
ATTN: Business/Financial Editors	(312)917-8331
christopher.allen@nuveen.com

Natalie Brown
(312)917-8077
natalie.brown@nuveen.com
Nuveen Investments Reports Record 1st Quarter Earnings
And Assets Under Management of $166 Billion
Chicago, IL, April 30, 2007— Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services, today reported record first quarter earnings. First quarter net income of $52.3 million increased 17% over the first quarter of 2006 and earnings per share (diluted) of $0.63 increased 17% from the same period last year. The Company’s first-quarter operating revenues of $196.8 million increased 23% over the prior year with advisory fee income up 21% year over year.
First quarter gross sales were $8.1 billion. Gross sales in the period were comprised of $3.4 billion in institutional separate accounts, $2.7 billion in high-net-worth managed accounts, $1.7 billion in mutual funds and $0.3 billion in closed-end funds. Net flows were $3.0 billion.
Total assets under management increased to $166.1 billion at March 31, 2007, from $145.0 billion a year ago and from $161.6 billion at the beginning of the year. The 15% increase in assets under management over the prior year was driven by $12.5 billion of net flows and $8.6 billion of market appreciation. From the beginning of the year, assets under management increased by $4.5 billion due to $3.0 billion of net flows and $1.5 billion of market appreciation.
Commenting on the Company’s results, Tim Schwertfeger, Chairman & CEO of Nuveen Investments, said, “We are very pleased to report another quarter of high-quality growth in revenue, earnings, and assets under management. We continue to make solid progress in elevating our institutional presence and building out our mutual fund business. Our institutional business generated sales of $3.4 billion and net flows of $2.2 billion in the quarter, both of which were more than double last year’s first quarter level. This growth was partially driven by $900 million in collateralized debt or loan obligations through our Symphony investment team. In mutual funds, our momentum continued with net flows exceeding $1.0 billion for the second quarter in a row, primarily driven by demand for our high yield fund and our value equity funds. We anticipate some moderation in mutual fund growth in the second half of the year as we continue to rationalize our capacity in certain of our value equity strategies.”
“As we announced earlier this month, we plan to acquire HydePark Investment Strategies, a highly regarded specialist in enhanced equity investment management. The acquisition includes Richards & Tierney, a firm that provides specialized risk control and portfolio advisory services to institutional investors. With $350 million in assets under management, HydePark currently serves a diverse and impressive roster of institutional clients. We feel that their risk-managed, enhanced equity index strategies will meaningfully broaden our product line-up.”
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Nuveen Investments Reports Record 1st Quarter Earnings — Page 2
“In retail managed accounts, sales of $2.8 billion increased 10% compared to the previous quarter; however, sales declined 60% compared to the prior year as a result of our decision to close our Tradewinds international offering in April of 2006. Net outflows of $547 million for the quarter were in line with our expectations and were driven by Rittenhouse outflows and natural redemptions in our closed investment strategies at NWQ and Tradewinds. We remain in a transition period in our retail managed accounts business as we continue to ramp up other strategies, incubate new strategies and redeploy existing capacity to higher fee platforms and channels,” added Schwertfeger.
“In March, we raised approximately $300 million in a new closed-end fund offering, the Nuveen Core Equity Alpha Fund, and in the coming months, we plan to participate very actively in the market for new closed-end funds, as investors’ appetite for innovative new products remains strong. As a result of this participation, we will experience higher earnings volatility as we will incur upfront structuring fees on new closed-end funds. ”
“Our broadened investment capabilities and diversified asset base position us well for continued growth,” said Schwertfeger. “We ended the quarter with equity assets accounting for 51% of our total assets and municipal and taxable income-oriented portfolios comprising 39% and 10% of total assets, respectively.”
Nuveen Investments will host a conference call to discuss its first quarter results today at 10 a.m. central time. To access this call live or listen to an audio replay, visit the investor relations section of the Company’s website at www.nuveen.com.
Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of NWQ, Nuveen, Santa Barbara, Tradewinds, Rittenhouse and Symphony. In total, the Company manages $166 billion in assets as of March 31, 2007. Nuveen Investments is listed on the New York Stock Exchange and trades under the symbol “JNC.”
Certain statements made by the Company in this release are forward-looking statements. The Company’s actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms’ retail distribution systems, the Company’s reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company’s filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.
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Financial Table Follows

NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2006 and the Quarter Ended March 31, 2007
In thousands, except share data

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
REVENUES:

Investment advisory fees from assets under management (1)	$156,275	168,923	176,925	183,725	685,847
Product distribution	1,237	733	1,697	1,077	4,745
Performance fees/other revenue	2,635	2,519	3,284	10,798	19,236
Total operating revenues	160,146	172,175	181,906	195,600	709,828

EXPENSES:

Compensation and benefits	53,821	59,646	72,911	77,307	263,686
Advertising and promotional costs	2,670	2,676	3,728	4,427	13,500
Occupancy and equipment costs	5,931	5,975	6,032	6,246	24,184
Amortization of intangible assets	1,673	2,798	1,995	1,967	8,433
Travel and entertainment	2,108	2,677	2,290	3,082	10,158
Outside and professional services	7,144	7,543	7,411	8,713	30,811
Minority interest expense	1,481	1,607	1,398	1,744	6,230
Other operating expenses	5,758	9,083	9,324	7,618	31,782
Total operating expenses	80,586	92,004	105,089	111,104	388,783

OTHER INCOME/(EXPENSE)	2,329	3,286	6,721	3,391	15,726

NET INTEREST EXPENSE	(8,345)	(7,389)	(6,678)	(5,753)	(28,166)

INCOME BEFORE TAXES	73,544	76,068	76,859	82,134	308,605

INCOME TAXES:

Federal	24,122	24,950	24,901	25,975	99,948
State	4,560	4,716	5,775	5,925	20,976
Total income taxes	28,682	29,666	30,676	31,900	120,924

NET INCOME	$44,862	46,402	46,183	50,234	187,680

AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

Basic	77,804	78,028	77,669	77,908	77,852
Diluted	83,044	83,069	82,934	83,401	83,148

EARNINGS PER SHARE:

Basic	$0.58	0.59	0.59	0.64	2.41
Diluted	$0.54	0.56	0.56	0.60	2.26

GROSS SALES (in millions):

Mutual funds	$1,347	1,505	1,374	1,416	5,642

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Managed accounts–retail	7,230	4,875	2,500	2,517	17,122
Managed accounts -institutional	1,532	2,581	2,450	2,183	8,747
Closed-end funds	—	226	369	—	595
Total funds and accounts	$10,109	9,187	6,694	6,116	32,106

NET FLOWS (in millions):
Mutual funds	$864	856	886	1,015	3,622
Managed accounts-retail	4,114	2,178	(454)	(350)	5,488
Managed accounts -institutional	932	1,811	1,590	1,275	5,607
Closed-end funds	(6)	228	380	15	616
Total funds and accounts	$5,903	5,072	2,402	1,955	15,332

MANAGED FUNDS AND ACCOUNTS (in millions):

ASSETS UNDER MANAGEMENT:
Beginning of period	$136,117	145,017	148,994	154,167	136,117
Sales – funds and accounts	10,109	9,187	6,694	6,116	32,106
Dividend reinvestments	64	86	102	247	498
Redemptions and withdrawals	(4,269)	(4,200)	(4,394)	(4,409)	(17,272)
Total net flows into funds and accounts	5,903	5,072	2,402	1,955	15,332
Appreciation/ (depreciation)of managed assets	2,997	(1,096)	2,771	5,487	10,160
End of period	$145,017	148,994	154,167	161,609	161,609

RECAP BY PRODUCT TYPE:

Mutual funds	$15,398	16,133	17,407	18,532
Closed-end funds	51,813	51,388	52,791	52,958
Managed accounts-retail	53,651	55,277	55,633	58,556
Managed accounts - institutional	24,154	26,195	28,335	31,563
Total assets under management	$145,017	148,994	154,167	161,609

RECAP BY MANAGER:
Nuveen	$75,005	75,072	77,195	78,328
NWQ	31,806	32,145	33,066	35,564
Rittenhouse	5,072	4,159	3,687	3,519
Santa Barbara	4,037	4,169	4,429	4,576
Symphony	6,247	6,870	7,168	7,651
Tradewinds	22,850	26,579	28,623	31,970
Total assets under management	$145,017	148,994	154,167	161,609

RECAP BY STYLE:
Equity-based	$69,964	73,636	76,773	82,772
Municipals	60,585	60,643	62,765	63,751
Taxable income-oriented	14,468	14,715	14,629	15,086
Total assets under management	$145,017	148,994	154,167	161,609

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
REVENUES:

Investment advisory fees from assets under management (1)	$189,716	—	—	—	189,716
Product distribution	1,422	—	—	—	1,422
Performance fees/other revenue	5,689	—	—	—	5,689
Total operating revenues	196,827	—	—	—	196,827

EXPENSES:

Compensation and benefits	73,475	—	—	—	73,475
Advertising and promotional costs	3,391	—	—	—	3,391
Occupancy and equipment costs	6,741	—	—	—	6,741
Amortization of intangible assets	1,967	—	—	—	1,967
Travel and entertainment	2,185	—	—	—	2,185
Outside and professional services	8,005	—	—	—	8,005
Minority interest expense	2,335	—	—	—	2,335
Other operating expenses	7,673	—	—	—	7,673
Total operating expenses	105,772	—	—	—	105,772

OTHER INCOME/(EXPENSE)	1,314	—	—	—	1,314

NET INTEREST EXPENSE	(5,906)	—	—	—	(5,906)

INCOME BEFORE TAXES	86,464	—	—	—	86,464

INCOME TAXES:

Federal	28,239	—	—	—	28,239
State	5,914	—	—	—	5,914
Total income taxes	34,153	—	—	—	34,153

NET INCOME	$52,310	—	—	—	52,310

AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

Basic	77,965	—	—	—	77,965
Diluted	83,370	—	—	—	83,370

EARNINGS PER SHARE:

Basic	$0.67	—	—	—	0.67
Diluted	$0.63	—	—	—	0.63

GROSS SALES (in millions):

Mutual funds	$1,682	—	—	—	1,682
Managed accounts–retail	2,759	—	—	—	2,759
Managed accounts -institutional	3,398	—	—	—	3,398
Closed-end funds	296	—	—	—	296
Total funds and accounts	$8,134	—	—	—	8,134

NET FLOWS (in millions):

Mutual funds	$1,015	—	—	—	1,015
Managed accounts-retail	(547)	—	—	—	(547)
Managed accounts -institutional	2,249	—	—	—	2,249

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Closed-end funds	316	—	—	—	316
Total funds and accounts	$3,033	—	—	—	3,033

MANAGED FUNDS AND ACCOUNTS (in millions):

ASSETS UNDER MANAGEMENT:
Beginning of period	$161,609	—	—	—	161,609
Sales – funds and accounts	8,134	—	—	—	8,134
Dividend reinvestments	103	—	—	—	103
Redemptions and withdrawals	(5,204)	—	—	—	(5,204)
Total net flows into funds and accounts	3,033	—	—	—	3,033
Appreciation/ (depreciation) of managed assets	1,453	—	—	—	1,453
End of period	$166,095	—	—	—	166,095

RECAP BY PRODUCT TYPE:

Mutual funds	$19,584	—	—	—
Closed-end funds	53,091	—	—	—
Managed accounts-retail	58,713	—	—	—
Managed accounts - institutional	34,707	—	—	—
Total assets under management	$166,095	—	—	—

RECAP BY MANAGER:
Nuveen	$79,430	—	—	—
NWQ	36,277	—	—	—
Rittenhouse	3,333	—	—	—
Santa Barbara	4,583	—	—	—
Symphony	8,953	—	—	—
Tradewinds	33,518	—	—	—
Total assets under management	$166,095	—	—	—

RECAP BY STYLE:
Equity-based	$85,531	—	—	—
Municipals	64,519	—	—	—
Taxable income-oriented	16,045	—	—	—
Total assets under management	$166,095	—	—	—

(1)	Advisory fee revenue will fluctuate based on the number of days in the quarter — In 2007, Q1 has 90 days, Q2 has 91 days, Q3 and Q4 have 92 days.